                                                                   [Conformed]

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                                      TO
                        HARRIS TRUST AND SAVINGS BANK
                                     AND
                          MERCANTILE BANK OF JOPLIN
                                                                      Trustees

                     Twenty-Sixth Supplemental Indenture

                          Dated as of April 1, 1995

          (Supplemental to Indenture dated as of September 1, 1944)

                                 $10,000,000
                 First Mortgage Bonds, 7.60% Series due 2005

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                              TABLE OF CONTENTS1

(1) This Table of Contents is not a part of the annexed Supplemental Indenture as executed.

                                                                       PAGE
PARTIES...............................................................    1
RECITALS..............................................................    1
FORM OF BOND..........................................................    3
FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION.............    6
GRANTING CLAUSES......................................................    6
SUBSTATIONS AND SWITCHING STATIONS....................................    7
PROPERTY NOW OWNED OR HEREAFTER ACQUIRED..............................    7
SUBJECT TO PERMITTED ENCUMBRANCES, LIENS ON AFTER-ACQUIRED PROPERTY
AND CERTAIN VENDORS' LIENS............................................    8
HABENDUM..............................................................    8
GRANT IN TRUST........................................................    8
DEFEASANCE............................................................    8
GENERAL COVENANT......................................................    8
          ARTICLE I CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
                             7.60% SERIES DUE 2005
SECTION 1.    New Series of Bonds                                         8
              Bonds to be dated as of authentication date                 8
              Record Date                                                 9
              Denominations                                               9
              Registrable and interchangeable, tax or government charge
                                                                          9
              No service charge on exchange or transfer                   9

                                1
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SECTION 2.
 Issue of Bonds of the New Series limited to $10,000,000. All or a portion of the Bonds of the New Series may be authenticated prior to recording of this
                            Supplemental Indenture
                                      9
             ARTICLE II NO REDEMPTION OF BONDS OF THE NEW SERIES
          No redemption of Bonds of the New Series prior to maturity
                                      10
         ARTICLE III NO SINKING AND IMPROVEMENT FUND FOR BONDS OF THE
                                  NEW SERIES
   There shall be no Sinking and Improvement Fund for the Bonds of the New
                                    Series
                                      10
                                  ARTICLE IV
                              DIVIDEND COVENANTS
 Covenants in Section4.11 of the Original Indenture to continue in effect so long as any Bonds of the New Series are outstanding
                                      10
                            ARTICLE V THE TRUSTEES
  The Trustees accept the trusts created by this Supplemental Indenture and agree to perform the same upon terms set forth in the Original Indenture as supplemented
                                      10
                     ARTICLE VI MISCELLANEOUS PROVISIONS
SECTION 1.
                      Provision regarding legal holidays
                                      10
SECTION 2.

   Original Indenture, as supplemented and amended, ratified and confirmed
                                      11
SECTION 3.

         This Supplemental Indenture may be executed in counterparts
                                      11

                                2
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SECTION 4.

        Rights conferred only on holder of bonds, Company and Trustees
                                      11
                                 TESTIMONIUM
                                      12
                             SIGNATURES AND SEALS
                                      12
                               ACKNOWLEDGMENTS
                                      15


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   TWENTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1995, between
The Empire District Electric Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, in the City of Chicago, Illinois, and Mercantile Bank of Joplin (successor to The Joplin National Bank and Trust Company), a bank organized and existing under the laws of the State of Missouri and having its principal place of business in the City of Joplin, Missouri (hereinafter sometimes called respectively the "Principal Trustee" and the "Missouri Trustee" and together the "Trustees" and each thereof a "Trustee"), as Trustees, parties of the second part.


   WHEREAS the Company has heretofore executed and delivered to the Trustees its Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (hereinafter sometimes referred to as the "Original Indenture"), to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder a series of bonds designated as First Mortgage Bonds, 3 1/2 % Series due 1969, being the initial series of bonds issued under the Original Indenture; and


   WHEREAS the Company has heretofore executed and delivered to the Trustees twenty-five Supplemental Indentures supplemental to the Original Indenture as follows:


                  TITLE                               DATED
- ----------------------------------------  -----------------------------
FIRST SUPPLEMENTAL INDENTURE ...........
as of June 1, 1946
Second Supplemental Indenture
as of January 1, 1948
Third Supplemental Indenture
as of December 1, 1950
Fourth Supplemental Indenture
as of December 1, 1954
Fifth Supplemental Indenture
as of June 1, 1957
Sixth Supplemental Indenture
as of February 1, 1968
Seventh Supplemental Indenture
as of April 1, 1969
Eighth Supplemental Indenture
as of May 1, 1970
Ninth Supplemental Indenture
as of July 1, 1976
Tenth Supplemental Indenture
as of November 1, 1977
Eleventh Supplemental Indenture
as of August 1, 1978
Twelfth Supplemental Indenture
as of December 1, 1978
Thirteenth Supplemental Indenture
as of November 1, 1979
Fourteenth Supplemental Indenture
as of September 15, 1983
Fifteenth Supplemental Indenture
as of October 1, 1988
Sixteenth Supplemental Indenture
as of November 1, 1989
Seventeenth Supplemental Indenture
as of December 1, 1990
Eighteenth Supplemental Indenture
as of July 1, 1992
Nineteenth Supplemental Indenture
as of May 1, 1993
Twentieth Supplemental Indenture
as of June 1, 1993
Twenty-First Supplemental Indenture
as of October 1, 1993

                                1
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Twenty-Second Supplemental Indenture
as of November 1, 1993
Twenty-Third Supplemental Indenture
as of November 1, 1993
Twenty-Fourth Supplemental Indenture
as of March 1, 1994
Twenty-Fifth Supplemental Indenture
as of November 1, 1994

some for the purpose of creating an additional series of bonds and of conveying additional property of the Company, and some for the purpose of modifying or amending provisions of the Original Indenture (the Original Indenture, all said Supplemental Indentures and this Supplemental Indenture are herein collectively called the "Indenture"); and


   WHEREAS the Company has acquired certain additional property hereinafter described or mentioned and, in compliance with its covenants in the Original Indenture, desires, by this Twenty-Sixth Supplemental Indenture, to evidence the subjection of such additional property to the lien of the Indenture; and

   WHEREAS as provided by the Original Indenture, the Board of Directors of the Company, by resolution, has authorized a new series of bonds, to mature April 1, 2005, and to be designated as "First Mortgage Bonds, 7.60% Series due 2005," and has authorized provisions permitted by the Original Indenture in respect of the bonds of said series; and

   WHEREAS the Board of Directors of the Company has authorized the Company to enter into this Twenty-Sixth Supplemental Indenture (herein sometimes referred to as "this Twenty-Sixth Supplemental Indenture" or "this Supplemental Indenture") conveying to the Trustees and subjecting to the lien of the Indenture the property hereinafter described or mentioned, creating and designating the new series of bonds, and specifying the form and provisions of the bonds of said series provided or permitted by the Original Indenture; and

   WHEREAS the texts of the First Mortgage Bonds, 7.60% Series due 2005, and of the Principal Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms following, respectively:


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                                [FORM OF BOND]
                                    [FACE]
                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                             FIRST MORTGAGE BOND
                            7.60% SERIES DUE 2005
                              DUE APRIL 1, 2005


No.$


   THE EMPIRE DISTRICT ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter sometimes called the
"Company"), for value received, hereby promises to pay to     or registered
assigns, on April 1, 2005,       Dollars ($    ) at its office or agency in
the City of Chicago, Illinois, and to pay interest thereon at said office or agency at the rate per annum specified in the title hereof from April 27, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for on the bonds of this series, semi-annually on April 1 and October 1 in each year, commencing on October 1, 1995, until the Company's obligation with respect to such principal sum shall be discharged. The principal of and the interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Twenty-Sixth Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the March 15 or September 15 next preceding such April 1 or October 1.


   Reference is made to the further provisions of this bond set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

   This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by Harris Trust and Savings Bank, or its successor, as a Trustee under the Indenture referred to on the reverse hereof.

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   IN WITNESS WHEREOF, THE EMPIRE DISTRICT ELECTRIC COMPANY has caused this bond to be signed in its name by the facsimile signature of its President or a Vice President, and its corporate seal to be imprinted hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated:

THE EMPIRE DISTRICT ELECTRIC
COMPANY,
By
                                                                    President.

Attest:
                                                                    Secretary.

                                [FORM OF BOND]
                                  [REVERSE]


   This bond is one of an issue of bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned may afford additional security for the bonds of any particular series) by a certain indenture of mortgage and deed of trust, dated as of September 1, 1944, made by the Company to Harris Trust and Savings Bank and The Joplin National Bank and Trust Company (now Mercantile Bank of Joplin), as Trustees (hereinafter called the "Trustees"), and certain indentures supplemental thereto, including a Third Supplemental Indenture, a Sixth Supplemental Indenture, a Seventh Supplemental Indenture, an Eighth Supplemental Indenture, a Fourteenth Supplemental Indenture, a Twenty-Fourth Supplemental Indenture and a Twenty-Sixth Supplemental Indenture (dated respectively as of December 1, 1950, February 1, 1968, April 1, 1969, May 1, 1970, September 15, 1983, March 1, 1994 and April 1, 1995) made by the Company to the Trustees (said indenture of mortgage and deed of trust and all indentures supplemental thereto being hereinafter collectively called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustees, and the holders of said bonds, and the terms and conditions upon which said bonds are secured, to all

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of the provisions of which Indenture, including the provisions permitting the issuance of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by, and as provided in, the Indenture, the rights and obligations of the Company and of the holders of said bonds may be changed and modified, with the consent of the Company, by the holders of at least 60% in aggregate principal amount of the bonds then outstanding, such percentage being determined as provided in the Indenture, or in the event that one or more but less than all of the series of bonds then outstanding are affected by such change or modification, by the holders of 60% in aggregate principal amount of the outstanding bonds of such one or more series so affected. Without the consent of the holder hereof no change or modification of the rights and obligations of the Company and of the holders of the bonds shall be made which will extend the time of payment of the principal of or the interest on this bond or reduce the principal amount hereof or the rate of interest hereon or will otherwise modify the terms of payment of such principal or interest (other than changes in any sinking or other fund) or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive any non-assenting bondholder of a lien upon the mortgaged property for the security of such bondholder's bonds, subject to certain exceptions, or will reduce the percentage of bonds required for the aforesaid action under the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds, 7.60% Series due 2005, of the Company.

   This bond is not redeemable prior to the maturity hereof.

   The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

   This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond, and thereupon a new bond of this series, for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture. If this bond is transferred or exchanged between a record date, as defined in the aforementioned Twenty-Sixth Supplemental Indenture, and the interest payment date in respect thereof, the new bond or bonds will bear interest from such interest payment date unless the interest payable on such date is not duly paid or provided for on such date. The Company and the Trustees and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series in authorized denominations, of the same aggregate principal amount, all as provided in the Indenture.

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Upon each such transfer or exchange the Company may require the payment of any stamp or other tax or governmental charge incident thereto.


   No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustees or either of them, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

         [FORM OF PRINCIPAL TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


   This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

HARRIS TRUST AND SAVINGS BANK,
                                                                   As Trustee,
By
                                                            Authorized Officer

and


   WHEREAS the Company represents that all acts and things necessary have happened, been done, and been performed, to make the First Mortgage Bonds, 7.60% Series due 2005, when duly executed by the Company and authenticated by the Principal Trustee, and duly issued, the valid, binding and legal obligations of the Company, and to make the Original Indenture, the aforementioned twenty-five Supplemental Indentures and this Supplemental Indenture valid and binding instruments for the security thereof, in accordance with their terms;

   NOW, THEREFORE, THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH: That The Empire District Electric Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the

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receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and the interest on all bonds from time to time outstanding under the Indenture, according to the terms of said bonds and of the coupons attached thereto, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Harris Trust and Savings Bank and Mercantile Bank of Joplin, as Trustees, and their respective successor or successors in the trust, and its or their assigns forever, the following property, with the same force and effect and subject to the same reservations and exceptions, as though specifically described in the granting clauses of the Original Indenture, that is to say:

                      SUBSTATIONS AND SWITCHING STATIONS
                            TANEY COUNTY, MISSOURI

1. Land for New Point Royale Substation #438:

   Land located in the County of Taney, State of Missouri:

   A part of Lot 6 of Riverside acres subdivision as per survey recorded in book 25 at page 36 described as follows: beginning at the southeast corner of said lot 6, being an existing rebar, thence N18|SD02'22"W 533.96 Feet to an existing rebar on the southerly right of way line of a forty (40) foot roadway, thence S35|SD40'00"W along said right of way line 75.00 feet to a segment of a curve right, having a radius of 220.20 feet, a distance of 72.07 feet to a set rebar, thence leave said right of way line S22|SD09'47"E, 427.82 Feet to a set rebar, Thence S89|SD17'00''E 100.44 feet to the point of beginning.


   ALSO all other property, whether real, personal or mixed (except as in the Original Indenture expressly excepted) of every nature and kind and wheresoever situated now owned or hereafter acquired by the Company;

   TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid mortgaged property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section8.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid mortgaged property, and every part and parcel thereof;

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   SUBJECT, HOWEVER, to permitted encumbrances as defined in the Original
Indenture and, as to any property hereafter acquired by the Company, to any lien thereon existing, and to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition, and also subject to the provisions of Article 12 of the Original Indenture.

   TO HAVE AND TO HOLD the same, unto the Trustees and their and each of their respective successors and assigns forever;

   IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, so that the same shall be held specifically by the Trustees under and subject to the terms of the Indenture in the same manner and for the same trusts, uses and purposes as if said properties had been specifically contained and described in the Original Indenture;

   PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the bonds the principal and interest, and premium, if any, to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

   AND THE COMPANY, for itself and its successors, does hereby covenant and agree to and with the Trustees, for the benefit of those who shall hold the bonds and the coupons appertaining thereto, or any of them, issued or to be issued under the Indenture, as follows:


                                  ARTICLE I
              CREATION AND DESCRIPTION OF FIRST MORTGAGE BONDS,
                            7.60% SERIES DUE 2005

   SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 7.60% Series due 2005 (hereinafter sometimes called the "Bonds of the New Series" or "Bonds"). The Bonds of the New Series shall be limited to an aggregate principal amount of Ten Million Dollars ($10,000,000), excluding any Bonds of the New Series which may be authenticated in lieu of or in substitution or exchange for other Bonds of the New Series pursuant to the provisions of
Article 2 or of Section15.09 of the Original Indenture. Said Bonds and the certificate of authentication of the Principal Trustee to be endorsed upon the Bonds shall be substantially in the forms hereinbefore recited, respectively. Each Bond shall be dated as of the date of its authentication and all Bonds of the New Series shall mature April 1, 2005

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and shall bear interest at the rate of 7.60% per annum, payable semi-annually on April 1 and October 1 in each year, commencing October 1, 1995; both principal and interest shall be payable at the office or agency of the Company in the City of Chicago, Illinois, and in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   The holder of any Bond on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any exchange or transfer thereof subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued upon transfer or exchange thereof) is registered on a date fixed by the Company, which shall be not more than 15 and not less than 10 days before the date of payment of such defaulted interest. The term "record date" as used in this Section with respect to any interest payment date shall mean the close of business on the March 15 or September 15, as the case may be, next preceding such interest payment date, whether or not such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois are authorized by law to remain closed.


   The Bonds of the New Series shall be issued as fully registered Bonds only, in denominations of $1,000 and multiples thereof.

   The Bonds of the New Series shall be registrable and interchangeable at the office or agency of the Company in the City of Chicago, Illinois, in the manner and upon the terms set forth in Section2.05 of the Original Indenture, upon payment of such an amount as shall be sufficient to reimburse the Company for, or to pay, any stamp or other tax or governmental charge incident thereto.

   Notwithstanding the provisions of Section2.08 of the Original Indenture, no service or other charge will be made for any exchange or transfer of any Bond of the New Series.


   SECTION 2. The Bonds of the New Series described in Section 1 of this Article, in the aggregate principal amount of Ten Million Dollars ($10,000,000), shall be executed by the Company and delivered to the Principal Trustee and, upon compliance with all the provisions and requirements of the Original Indenture in respect thereof, all or any portion of the Bonds of the New Series may, from time to time, be authenticated by the Principal Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.


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                                  ARTICLE II
                   No Redemption of Bonds of the New Series

   The Bonds of the New Series shall not be redeemable prior to maturity.


                                 ARTICLE III
                  No Sinking and Improvement Funds for Bonds
                              of the New Series

   There shall be no Sinking and Improvement Fund for the Bonds of the New
Series.

                                  ARTICLE IV
                              Dividend Covenants

   The Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, the covenants and agreements of the Company set forth in Section4.11 of the Original Indenture as heretofore supplemented shall be and remain in full force and effect and be duly observed and complied with by the Company, notwithstanding that no First Mortgage Bonds, 3 1/2 % Series due 1969, remain outstanding.


                                  ARTICLE V
                                 The Trustees


   The Trustees accept the trusts created by this Supplemental Indenture upon the terms and conditions hereof and agree to perform such trusts upon the terms and conditions set forth in the Original Indenture as heretofore supplemented and in this Supplemental Indenture set forth. In general, each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.


                                  ARTICLE VI
                           Miscellaneous Provisions

   Section 1. If the date for making any payment of principal or interest or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to remain closed,


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such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture, and no interest shall accrue for the period after such nominal date.


   Section 2. The Original Indenture as heretofore and hereby supplemented and amended is in all respects ratified and confirmed; and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Original Indenture as heretofore supplemented on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All terms defined in Article 1 of the Original Indenture, as heretofore supplemented, for all purposes of this Supplemental Indenture, shall have the meanings therein specified, unless the context otherwise requires.


   Section 3. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

   Section 4. Nothing in this Supplemental Indenture contained, shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustees any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

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   In Witness Whereof, The Empire District Electric Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and Harris Trust and Savings Bank and Mercantile Bank of Joplin, parties of the second part, have each caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf, all as of the day and year first above written.

The Empire District Electric
 Company
By /s/   V.E. Brill
Name: V.E. Brill
Title: Vice President-Finance

[Corporate Seal]

Attest:
/s/ G.C. Hunter
Name: G.C. Hunter
Title: Secretary-Treasurer
Signed, sealed and delivered by
 The Empire District Electric
 Company in the presence of:
/s/ D.W. Gibson
Name: D.W. Gibson
/s/ G.A. Knapp
Name: G.A. Knapp


                                12
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Harris Trust and Savings Bank,
                                                                   as Trustee,
By /s/ F.A. Pierson
Name: F.A. Pierson
Title: Vice President
                                                              [Corporate Seal]

Attest:
/s/ C. Potter
Name: C. Potter
Title: Assistant Secretary
Signed, sealed and delivered by
 Harris Trust and Savings
 Bank in the presence of:
/s/ F. Daguinsin
Name: F. Daguinsin
/s/ Marianne Cody
Name: Marianne Cody


                                13
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Mercantile Bank of Joplin,
                                                                   as Trustee,
By /s/ Douglas Hauser
Name: Douglas Hauser
Title: Vice President


[Corporate Seal]


Attest:
/s/ C.E. Jardon
Name: C.E. Jardon
Title: Secretary
Signed, sealed and delivered by
 Mercantile Bank of Joplin
in the presence of:
/s/ D.W. Gibson
Name: D.W. Gibson
/s/ G.A. Knapp
Name: G.A. Knapp

                                14
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State of Missouri
County of Jasper}

SS.:


   Be It Remembered, and I do hereby certify, that on this 25th day of April, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared V.E. Brill, the Vice President-Finance of The Empire District Electric Company, a Kansas corporation, and G.C. Hunter, the Secretary-Treasurer of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President-Finance and Secretary-Treasurer, respectively, and as the persons who subscribed the name and affixed the seal of said The Empire District Electric Company, one of the makers thereof, to the foregoing instrument as its Vice President-Finance and Secretary-Treasurer, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.


   And the said V.E. Brill and G.C. Hunter, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri and Webb City, Missouri, respectively; that they were at that time Vice President-Finance and Secretary-Treasurer, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary-Treasurer, and the said instrument was signed by said Vice President-Finance, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

   In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.


   My commission expires February 3, 1998.


   [Notary Seal]


                             /s/ Linda S. Johnson
                               Linda S. Johnson
                                Notary Public


                                15
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State of Illinois
County of Cook}

SS.:


   Be It Remembered, and I do hereby certify, that on the 24th day of April, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared F.A. Pierson, Vice President of Harris Trust and Savings Bank, an Illinois corporation, and C. Potter, Assistant Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Harris Trust and Savings Bank, one of the makers thereof, to the foregoing instrument as its Vice President and Assistant Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.

   And the said F.A. Pierson and C. Potter, being each duly sworn by me, severally deposed and said: that they reside in Chicago, Illinois, that they were at that time respectively Vice President and Assistant Secretary, of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Assistant Secretary, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.


   In Testimony Whereof, I have hereunto set my hand and affixed my official and notarial seal at my office in said County and State the day and year last above written.


   My commission expires December 14, 1997.


   [Notary Seal]


                              /s/ Kimberly Lange
                                Kimberly Lange
                                Notary Public


                                16
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State of Missouri
County of Jasper}

SS.:


   Be It Remembered, and I do hereby certify, that on this 25th day of April, 1995, before me, a Notary Public in and for the County and State aforesaid, personally appeared Douglas Hauser, Vice President of Mercantile Bank of Joplin, a bank organized under the laws of the State of Missouri, and C.E. Jardon, Secretary of said corporation, who are both to me personally known, and both personally known to me to be such officers and to be the identical persons whose names are subscribed to the foregoing instrument as such Vice President and Secretary, respectively, and as the persons who subscribed the name and affixed the seal of said Mercantile Bank of Joplin, one of the makers thereof, to the foregoing instrument as its Vice President and Secretary, and they each acknowledged to me that they, being thereunto duly authorized, executed the same for the uses, purposes and consideration therein set forth and expressed, and in the capacities therein stated, as their free and voluntary act and deed, and as the free and voluntary act and deed of said corporation.


   And the said Douglas Hauser and C.E. Jardon, being each duly sworn by me, severally deposed and said: that they reside in the City of Joplin, Missouri; that they were at the time respectively Vice President and Secretary of said corporation; that they knew the corporate seal of said corporation, and that the seal affixed to said instrument was such corporate seal, and was thereto affixed by said Secretary, and the said instrument was signed by said Vice President, in pursuance of the power and authority granted them by the By-Laws of said corporation, and by authority of the Board of Directors thereof.

   In Testimony Whereof, I have hereunto set my hand and affixed my official and notorial seal at my office in said County and State the day and year last above written.

   My commission expires March 10, 1997.

   [Notary Seal]


                             /s/ Andrena W. Roark
                               Andrena W. Roark
                                Notary Public